CapitalSource Receives FDIC Approvals
CHEVY CHASE, Md., June 17 /PRNewswire-FirstCall/ — CapitalSource Inc. (NYSE: CSE) today announced that its applications for (1) Federal deposit insurance for CapitalSource Bank, (2) the purchase of certain assets and assumption of certain liabilities from Fremont Investment & Loan (“FIL”), and (3) the establishment of 22 of FIL’s branches as branches of CapitalSource Bank have been approved by the Federal Deposit Insurance Corporation (FDIC). All regulatory approvals for the formation of CapitalSource Bank and the completion of the FIL transaction have now been received.
“Today’s FDIC approval and the earlier California Department of Financial Institutions approval were key milestones toward the close of our acquisition of more than $5 billion in deposits and 22 bank branches. We deeply appreciate the professionalism of the staffs of the FDIC and California DFI and their timely review of our applications,” said John K. Delaney, CapitalSource Chairman and CEO. “Further diversifying our funding sources has long been an important strategic goal. The formation and operation of a regulated bank with significant deposits meets that objective. We are excited, therefore, that the process of forming CapitalSource Bank is nearly complete and our transaction with FIL remains on track to close early in the third quarter,” added Delaney.
The FIL transaction remains subject to conditions set forth in the respective regulatory approvals and to closing conditions set forth in the FIL purchase and assumption agreement. The regulatory approvals also permit CapitalSource Bank to purchase up to $2.2 billion of loans from CapitalSource.
About CapitalSource
CapitalSource (NYSE: CSE) is a leading commercial lending, investment and asset management business focused on the middle market. CapitalSource manages an asset portfolio, which as of March 31, 2008 was approximately $19.85 billion. Headquartered in Chevy Chase, Maryland, the Company had 535 employees as of March 31, 2008 in offices across the U.S. and in Europe. For more information, visit http://www.capitalsource.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections and including statements about our proposed bank formation and asset purchase and liability assumption, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the proposed bank transaction, including the asset purchase and liability assumption, may not be completed on the proposed terms and schedule or at all; changes in economic conditions; continued disruptions in credit and other markets; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in CapitalSource’s 2007 Annual Report on Form 10- K, and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.
SOURCE CapitalSource Inc.
CONTACT:
Investor Relations, Dennis Oakes, Vice President — Investor Relations, +1-212-321-7212, doakes@capitalsource.com;
or Media Relations, Michael Weiss, Director of Communications, +1-301-841-2918, mweiss@capitalsource.com, both of CapitalSource Inc.